Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES PRELIMINARY FOURTH QUARTER 2025 RESULTS,

PROVIDES BUSINESS UPDATE

Houston, February 17, 2026 -- Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean energy production, storage, and delivery solutions, today announced preliminary fourth quarter 2025 results and issued an update on recent strategic milestones, including the award of a historic, multi-year take-or-pay LNG supply agreement with an estimated contract value of $200 million, commencing in 2027.

PRELIMINARY FOURTH QUARTER 2025 RESULTS

All listed ranges are an estimate, based on information available to management as of the date of this release, and are subject to change subject to customary closing procedures. Please see the Company’s Financial Disclosure Advisory in the appendix of this release.

●	Revenues of between $13.0 million and $13.5 million
●	Net loss of between ($0.3) million and ($0.5) million
●	Adjusted EBITDA of between $1.4 million and $1.6 million

$200 MILLION DATA CENTER CONTRACT AWARD

Stabilis was recently awarded a multi-year take-or-pay contract to supply LNG for a U.S. behind-the-meter power generation application for a world-leading provider of remote and temporary power generation and energy services. LNG deliveries are expected to commence during the first quarter of 2027 and continue through the first quarter of 2029. Stabilis anticipates total revenue under the initial two-year term of the contract of approximately $200 million. This contract represents the Company’s first-ever contract in support of data center behind-the-meter power generation, consistent with its strategic focus on growing, high-value vertical markets.

GALVESTON LNG LIQUEFACTION AND BUNKERING PROJECT

Stabilis continues to advance its proposed Galveston liquefaction facility and Jones Act-compliant LNG bunkering vessel (“the Project”) toward an expected Final Investment Decision (“FID”) by the end of the first quarter 2026. Stabilis has secured customer commitments for approximately 56% of the project’s planned 350,000 gallons-per-day (“gpd”) capacity and is engaged in late-stage discussions with multiple potential customers to secure the remaining available offtake. The total capital required for the Project is estimated at $350 million to $400 million. Financing for the Project is progressing with counterparties conducting detailed due diligence and active negotiations on definitive documentation and key commercial terms.

CONCLUSION OF MULTI-YEAR LNG SUPPLY CONTRACTS

During the fourth quarter, two multi-year customer contracts concluded in accordance with their terms. The completed contracts were for temporary remote power in Louisiana, and the Company’s truck-to-vessel LNG marine bunkering services in Galveston, Texas. The marine customer elected not to extend the agreement due to the unavailability of suitable Jones Act-compliant LNG bunker vessels during the contemplated extension period. The two contracts accounted for approximately 19% and 32% of 2025 revenues, respectively.

The Company is engaged in late-stage discussions for new customer opportunities and expects to redeploy assets and personnel to support replacement work during 2026.

MANAGEMENT COMMENTARY

“Following the conclusion of customer contracts within our marine bunkering and power generation markets, we anticipate 2026 will be a transitional year for our organization as we prepare to support new, long-term customer agreements, while continuing to advance toward FID under our Galveston LNG project,” said Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer.

“The recently awarded multi-year contract for LNG for behind the meter power will be transformational for the Company,” continued Crenshaw. “On an annualized basis, we expect this contract will represent approximately $100 million in revenue – more than our total, consolidated annual revenue in any year since our inception, with an anticipated contract commencement planned for the first quarter 2027. In addition to providing us longer-term demand certainty, this contract provides a definitive, high-value entry point into the data center power generation market, a key area of strategic focus for our organization.”

“Looking ahead, 2027 is shaping up to be a historic year for Stabilis,” concluded Crenshaw. “Given current contract commitments, customer indications of interest, and preliminary expectations for our Galveston LNG facility to be on-stream by year-end 2027, we’re building steady momentum toward a positive inflection in our business, one guided by a continued focus on disciplined execution, financial conservatism, and a returns-driven approach toward capital allocation.”

FOURTH QUARTER AND FULL YEAR 2025 CONFERENCE CALL AND WEBCAST DATE

Today the Company announced that it will issue fourth quarter and full year 2025 results after the U.S. markets close on Wednesday, March 4, 2026. A conference call will be held on Thursday, March 5, 2026, at 9:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	800-245-3047
International Live:	203-518-9765
Conference ID:	SLNGQ425

To listen to a replay of the teleconference, which will be available through March 12, 2026:

Domestic Live:	800-839-4197
International Live:	402-220-2987

ABOUT STABILIS SOLUTIONS

Stabilis Solutions (Nasdaq: SLNG) is a leading provider of clean energy production, storage, and delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

FINANCIAL DISCLOSURE ADVISORY

The Company has not yet completed its reporting process for the fourth quarter and fiscal year-ended December 31, 2025. The preliminary results presented herein are based on its reasonable estimates and the information available to it at this time and, because of their preliminary nature, in certain cases, the Company has provided ranges, rather than specific amounts. As such, the Company’s actual results may materially vary from the preliminary results presented herein and will not be finalized until the Company reports its final results for fourth quarter of fiscal year 2025 after the completion of its normal quarter end accounting procedures and the execution of its internal controls over financial reporting. In addition, any statements regarding the Company’s estimated financial performance for the fourth quarter and fiscal year 2025 do not present all information necessary for an understanding of the Company’s financial condition and results of operations as of and for the quarterly and annual period ended December 31, 2025.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential,” “outlook” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, availability of financing, ability to achieve the conditions precedent to the bunkering agreement, ability to achieve additional offtake necessary for FID, construction delays or cost overruns, regulatory or other legal impediments, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

CORPORATE CONTACT

Andrew Puhala

Chief Financial Officer

ir@stabilis-solutions.com

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